                                   AGREEMENT

                                      AND

                            PLAN OF REORGANIZATION

                                 BY AND AMONG

                                US ORDER, INC.,

                             BRAUN, SIMMONS & CO.

                                      AND

                        THE STOCKHOLDERS PARTIES HERETO





                        DATED AS OF SEPTEMBER 30, 1996

                               TABLE OF CONTENTS



                                   ARTICLE I

                                  DEFINITIONS

Section 1.1     Accounts..................................   1
Section 1.2     Affiliate.................................   1
Section 1.3     Agreement.................................   1
Section 1.4     Assets....................................   1
Section 1.5     Bank Accounts.............................   2
Section 1.6     Cash Payment..............................   2
Section 1.7     Closing...................................   2
Section 1.8     Closing Date..............................   2
Section 1.9     Code......................................   2
Section 1.10    Common Stock..............................   2
Section 1.11    Company...................................   2
Section 1.12    Company Information.......................   2
Section 1.13    Company's Closing Certificate.............   2
Section 1.14    Contracts.................................   2
Section 1.15    DGCL......................................   2
Section 1.16    Effective Time............................   2
Section 1.17    Employee Plans............................   2
Section 1.18    Employment and Non-Competition Agreement..   3
Section 1.19    Equipment.................................   3
Section 1.20    ERISA.....................................   3
Section 1.21    Escrow Agent..............................   3
Section 1.22    Escrow Agreement..........................   3
Section 1.23    Escrow Fund...............................   3
Section 1.24    Exchange Act..............................   3
Section 1.25    Financial Statements......................   3
Section 1.26    GAAP......................................   3
Section 1.27    Governmental Approval.....................   3
Section 1.28    Governmental Authority....................   3
Section 1.29    Intellectual Property.....................   4
Section 1.30    Inventory.................................   4
Section 1.31    IRS.......................................   4
Section 1.32    Knowledge.................................   4
Section 1.33    Law.......................................   4

Section 1.34    Material Adverse Effect...................   4
Section 1.35    Merger....................................   4
Section 1.36    Nasdaq....................................   4
Section 1.37    Nondisclosure Agreement...................   5
Section 1.38    OGCL......................................   5
Section 1.39    Pension Plans.............................   5
Section 1.40    Permits...................................   5
Section 1.41    Permitted Liens...........................   5
Section 1.42    Real Property.............................   5
Section 1.43    Required Consents.........................   5
Section 1.44    SEC.......................................   5
Section 1.45    Securities Act............................   5
Section 1.46    Shares....................................   5
Section 1.47    Stockholders..............................   5
Section 1.48    Surviving Corporation.....................   5
Section 1.49    Total Conversion Price....................   5
Section 1.50    USO.......................................   6
Section 1.51    USO's Closing Certificate.................   6
Section 1.52    USO Common Stock..........................   6


                                  ARTICLE II

                                  THE MERGER

Section 2.1     The Merger................................   6
Section 2.2     Effective Time; Effects of the Merger.....   6
Section 2.3     Conversion of Common Stock................   6
Section 2.4     Manner of Exchange........................   7
Section 2.5     No Fractional Shares......................   7
Section 2.6     Closing; Filing of Certificates of Merger.   7
Section 2.7     Escrow....................................   7
Section 2.8     Principal Office..........................   7
Section 2.9     Consent to Service of Process.............   7
Section 2.10    Qualification as a Foreign Corporation....   7


                                  ARTICLE III

                        REPRESENTATIONS AND WARRANTIES
                      OF THE COMPANY AND THE STOCKHOLDERS


Section 3.1     Organization..............................   8
Section 3.2     Capitalization............................   8
Section 3.3     No Subsidiaries...........................   8
Section 3.4     Authority Relative to this Agreement......   8

Section 3.5     Consents and Approvals; No Violations.....   9
Section 3.6     No Adverse Change.........................   9
Section 3.7     No Litigation.............................   9
Section 3.8     Title to Assets...........................   9
Section 3.9     Condition of Equipment....................  10
Section 3.10    Inventory.................................  10
Section 3.11    Books and Records.........................  10
Section 3.12    Contracts.................................  10
Section 3.13    Accounts..................................  10
Section 3.14    Intellectual Property.....................  11
Section 3.15    Financial Statements......................  12
Section 3.16    Insurance.................................  12
Section 3.17    Employee Benefit Plans....................  12
Section 3.18    Compliance with Law; Permits..............  14
Section 3.19    Transactions With Affiliates..............  14
Section 3.20    Fees and Expenses of Brokers and Others...  14
Section 3.21    Tax Matters...............................  15
Section 3.22    Environmental Matters.....................  16
Section 3.23    Labor Matters.............................  16
Section 3.24    Accuracy of Information...................  17


                                  ARTICLE IV

                        REPRESENTATIONS AND WARRANTIES
                                OF STOCKHOLDERS


Section 4.1    Individual Capacity; Enforceability........  17
Section 4.2    No Violation or Conflict...................  17
Section 4.3    Title to Shares; Approval of Merger........  17
Section 4.4    Private Placement..........................  18
Section 4.5    Continuity of Interest.....................  19


                                   ARTICLE V

                     REPRESENTATIONS AND WARRANTIES OF USO

Section 5.1     Organization..............................  20
Section 5.2     Capitalization............................  20
Section 5.3     Authority Relative to this Agreement......  20
Section 5.4     Consents and Approvals; No Violations.....  21
Section 5.5     No Litigation.............................  21
Section 5.6     Financial Statements and Reports..........  21
Section 5.7     Compliance with Law; Permits..............  22

Section 5.8     Fees and Expenses of Brokers and Others...  22
Section 5.9     Principal Offices of the Company..........  22
Section 5.10    Expansion.................................  22
Section 5.11    Business of the Company...................  22


                                  ARTICLE VI

                                   COVENANTS

Section 6.1     Conduct of Business of the Company........  23
Section 6.2     No Solicitation...........................  24
Section 6.3     Access to Information.....................  24
Section 6.4     Best Efforts..............................  24
Section 6.5     Public Announcements......................  24
Section 6.6     Confidentiality...........................  24
Section 6.7     Tax-Free Reorganization...................  25
Section 6.8     Filing of Public Reports..................  25
Section 6.9     Compliance with Blue Sky Laws.............  25
Section 6.10    Listing of USO Common Stock...............  25
Section 6.11    Stockholder Guarantees and Loans..........  25


                                  ARTICLE VII

               CONDITIONS PRECEDENT TO CONSUMMATION OF THE MERGER


Section 7.1     Conditions Precedent to Obligations of USO
                USO.......................................  26
Section 7.2     Conditions Precedent to Obligations of
                the Company...............................  26
Section 7.3     Stock Options.............................  27
Section 7.4     Registration Rights.......................  27


                                 ARTICLE VIII

                        TERMINATION; AMENDMENT; WAIVER


Section 8.1     Termination..............................   28
Section 8.2     Effect of Termination....................   28
Section 8.3     Amendment................................   28
Section 8.4     Extension; Waiver........................   28

                                  ARTICLE IX

                                INDEMNIFICATION

Section 9.1     Indemnification..........................   29
Section 9.2     Survival of Representations, Warranties
                and Covenants............................   31


                                   ARTICLE X

                                 MISCELLANEOUS

Section 10.1    Entire Agreement; Assignment..............  31
Section 10.2    Notices...................................  31
Section 10.3    Governing Law.............................  32
Section 10.4    Descriptive Headings......................  32
Section 10.5    Parties in Interest.......................  32
Section 10.6    Counterparts..............................  32
Section 10.7    Specific Performance......................  32
Section 10.8    Fees and Expenses; Set-Off Rights.........  32
Section 10.9    Severability..............................  33


                                  ARTICLE XI

                         AGREEMENT AMONG STOCKHOLDERS

Section 11.1    Mutual Release Among Stockholders.........  33
Section 11.2    Contribution..............................  33

                                 EXHIBIT INDEX


Exhibit 1.13         Company's Closing Certificate
Exhibit 1.14         Contracts
Exhibit 1.18         Form of Employment and Non-Competition Agreement
Exhibit 1.25         Financial Statements
Exhibit 1.29         Intellectual Property
Exhibit 1.32A        Knowledge of the Company
Exhibit 1.32B        Knowledge of USO
Exhibit 1.40         Permits
Exhibit 1.41         Permitted Liens
Exhibit 1.42         Real Property
Exhibit 1.51         USO's Closing Certificate
Exhibit 2.7          Escrow Agreement
Exhibit 3.1          Foreign Qualifications of the Company
Exhibit 3.2          Company and Stockholder Agreements
Exhibit 3.5          Required Consents
Exhibit 3.6          Adverse Changes
Exhibit 3.7          Litigation
Exhibit 3.10         Inventory
Exhibit 3.13         Accounts
Exhibit 3.16         Insurance
Exhibit 3.17         Employee Benefit Plans
Exhibit 3.19         Transactions with Affiliates
Exhibit 3.21(a)(ii)  Tax Filings
Exhibit 3.21(a)(v)   Tax Exceptions
Exhibit 3.21(a)(vii) Tax Exceptions to Financial Statements
Exhibit 3.21(b)      Tax Elections, Consents and Agreements
Exhibit 3.23(a)(iii) Labor Matters
Exhibit 4.3(b)       Common Stock Ownership
Exhibit 5.1          Foreign Qualifications of USO
Exhibit 5.2          USO Capitalization
Exhibit 7.4          Registration Rights

                     AGREEMENT AND PLAN OF REORGANIZATION
                     ------------------------------------


     AGREEMENT AND PLAN OF REORGANIZATION, dated as of September 30, 1996, by and among US ORDER, INC., a Delaware corporation ("USO"), BRAUN, SIMMONS & CO., an Ohio corporation (the "Company"), and the Stockholders (as defined herein).

                                   RECITALS
                                   --------

     WHEREAS, USO desires to acquire the business of the Company through the statutory merger (the "Merger") of the Company with and into USO, and the parties hereto desire to effect the Merger upon the terms and subject to the conditions of this Agreement; and

     WHEREAS, to effectuate the foregoing, the parties desire to adopt this agreement as a plan of reorganization in accordance with the provisions of
Section 368(a) of the United States Internal Revenue Code of 1986, as amended (the "Code").

     NOW, THEREFORE, in consideration of the premises and of the mutual representations, warranties, covenants, agreements and conditions set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:


                                   ARTICLE I

                                  DEFINITIONS
                                  -----------

     When used in this Agreement, the following terms shall have the meanings specified:

     Section 1.1  Accounts.  "Accounts" shall mean all accounts receivable,
                  ---------
security deposits, notes receivable, prepaids and associated rights owned by the Company and arising in the ordinary course of the Company's business as of the Effective Time.

     Section 1.2  Affiliate.  "Affiliate" shall have the meaning set forth in
                  ----------
Section 3.19.
------------

     Section 1.3  Agreement.  "Agreement" shall mean this Agreement and Plan of
                  ----------
Reorganization, together with the Exhibits attached hereto, as the same may be amended from time to time in accordance with the terms hereof.

     Section 1.4  Assets.  "Assets" shall mean all of the assets of the Company
                  -------
as of the Effective Time, including, without limitation, the Accounts, Bank Accounts, Contracts, Equipment, Intellectual Property, Inventory and Real Property and all books and records relating to the business of the Company.

     Section 1.5  Bank Accounts. "Bank Accounts" shall mean the checking
                  --------------
accounts, savings accounts, custodial accounts, certificates of deposit and other bank accounts maintained by the Company as of the Effective Time.

     Section 1.6  Cash Payment.  "Cash Payment" shall have the meaning set forth
                  -------------
in Section 2.3.
   -----------

     Section 1.7  Closing.  "Closing" shall mean the conference held at 10:00
                  --------
a.m., Richmond, Virginia time, on the Closing Date, at the offices of Hunton & Williams, Richmond, Virginia, or such other time and place as the parties may mutually agree in writing. All transactions occurring at the Closing shall be deemed to have occurred simultaneously, and no one transaction shall be deemed to be complete until all transactions are completed.

     Section 1.8  Closing Date.  "Closing Date" shall mean September 30, 1996,
                  -------------
or such other date as the parties may mutually agree in writing.

     Section 1.9  Code.  "Code" shall mean the Internal Revenue Code of 1986, as
                  -----
amended.

     Section 1.10 Common Stock.  "Common Stock" shall mean all of the issued
                  -------------
and outstanding shares of common stock, without par value, of the Company.

     Section 1.11 Company.  "Company" shall mean Braun, Simmons & Co., an Ohio
                  --------
corporation.

     Section 1.12 Company Information.  "Company Information" shall have the
                  --------------------
meaning set forth in Section 4.4.
                     -----------

     Section 1.13 Company's Closing Certificate.  "Company's Closing Certifi-
                  ------------------------------
cate" shall mean the certificate of the Company in the form of Exhibit 1.13
                                                               ------------
attached hereto.

     Section 1.14 Contracts.  "Contracts" shall mean all contracts, agreements,
                  ----------
leases, licenses, relationships and commitments, written or oral, to which the Company is a party or by which the Company is bound as of the Effective Time, including the Contracts listed on Exhibit 1.14 attached hereto.
                                  ------------

     Section 1.15 DGCL.  "DGCL" shall mean the Delaware General Corporation Law,
                  -----
as amended.

     Section 1.16 Effective Time.  "Effective Time" shall mean the later of the
                 ---------------
time of filing with the Secretary of State of the State of Delaware of a Certificate of Merger with respect to the Merger, and the time of filing with the Secretary of State of the State of Ohio of a Certificate of Merger with respect to the Merger.

     Section 1.17 Employee Plans.  "Employee Plans" shall have the meaning set
                  ---------------
forth in Section 3.17(a).
         ---------------

     Section 1.18 Employment and Non-Competition Agreement.  "Employment and
                  -----------------------------------------
Non-Competition Agreement" shall mean the employment and non-competition agreement, dated the date of the Closing, between USO and Mr. Douglas E. Braun in the form of Exhibit 1.18 attached hereto.
               -------------

     Section 1.19 Equipment.  "Equipment" shall mean the equipment, machinery,
                  ----------
furniture, vehicles, furnishings, parts, tools, engineering and other items of tangible personal property owned or leased by the Company as of the Effective Time.

     Section 1.20 ERISA.  "ERISA" shall mean the Employee Retirement Income
                  ------
Security Act of 1974, as amended.

     Section 1.21 Escrow Agent.  "Escrow Agent" shall mean Crestar Bank.
                  -------------

     Section 1.22 Escrow Agreement.  "Escrow Agreement" shall have the meaning
                  -----------------
set forth in Section 2.7.
             -----------

     Section 1.23 Escrow Fund.  "Escrow Fund" shall mean $200,000 in cash and
                  ------------
30,000 shares of USO Common Stock (as defined below) to be deposited by USO with the Escrow Agent in accordance with Section 2.7. The Escrow Fund shall be
                                    -----------
comprised of consideration otherwise payable as the Total Conversion Price.

     Section 1.24 Exchange Act.  "Exchange Act" shall mean the Securities
                  -------------
Exchange Act of 1934, as amended.

     Section 1.25 Financial Statements.  "Financial Statements" shall mean the
                  ---------------------
audited balance sheet of the Company as of December 31, 1995, and the related statements of operations, shareholders' equity and cash flows for the year then ended, together with the notes thereto, reported on by KPMG Peat Marwick LLP, independent certified public accountants, and the unaudited balance sheet of the Company as of June 30, 1996 and the related statement of operations for the six-month period then ended, copies of which are attached as Exhibit 1.25.
                                                         -------------

     Section 1.26 GAAP.  "GAAP" shall mean generally accepted accounting
                  -----
principles as in effect in the United States of America at the time of the preparation of the subject Financial Statement.

     Section 1.27 Governmental Approval.  "Governmental Approval" shall mean any
                  ----------------------
consent, approval, authorization, waiver, permit, grant, franchise, concession, agreement, license, exemption or order of, registration, declaration or filing with, or report or notice to, any Governmental Authority.

     Section 1.28 Governmental Authority.  "Governmental Authority" shall mean
                  -----------------------
any nation or government, any state or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including, without limitation, any government authority, agency, department, board, bureau, commission or instrumentality of the United States, any state of the United States or any political subdivision thereof, and any tribunal or arbitrator(s) of competent jurisdiction, and any self-regulatory organization.

     Section 1.29 Intellectual Property.  "Intellectual Property" shall mean
                  ----------------------
(a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto and all patents, patent applications and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, trade names and corporate names, together with all translations, adaptations, derivations and combinations thereof and including all goodwill associated therewith and all applications, registrations and renewals in connection therewith, (c) all copyrightable works, all copyrights and all applications, registrations and renewals in connection therewith, (d) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information and business and marketing plans and proposals),
(e) all computer software (including data and related documentation), (f) all other proprietary rights, (g) all rights as a licensee or authorized user of the intellectual property of any third party and (h) all copies and tangible embodiments thereof (in whatever form or medium) used in the business of the Company as of the Effective Time, including, without limitation, the Intellectual Property, listed on Exhibit 1.29 attached hereto. Exhibit 1.29 sets
                                 ------------                  ------------
forth separately (x) all Intellectual Property of which the Company is the exclusive owner, identifying the subject matter, any related registration and the owner, (y) all Intellectual Property which the Company uses pursuant to license or other authorization of a third party, listing the subject matter, any ancillary registration and the source of authorization and (z) all Intellectual Property that the Company owns jointly with a third party.

     Section 1.30 Inventory.  "Inventory" shall mean all inventories of goods
                  ----------
and supplies, if any, owned by the Company as of the Effective Time.

     Section 1.31 IRS.  "IRS" shall mean the Internal Revenue Service.
                  ----

     Section 1.32 Knowledge.  "Knowledge" of the Company shall mean the actual
                  ----------
knowledge of any person listed on Exhibit 1.32A   attached hereto.  "Knowledge"
                                  -------------
 of USO shall mean the actual knowledge of any person listed on Exhibit 1.32B
                                                                -------------
attached hereto.

     Section 1.33 Law.  "Law" shall mean any applicable provisions of any
                  ----
federal, state, local or other law or governmental requirement of any kind, and the rules, regulations and orders promulgated thereunder all as currently in effect.

     Section 1.34 Material Adverse Effect.  "Material Adverse Effect" shall mean
                  ------------------------
a material adverse effect on the financial condition, business, assets or results of operations of the Company taken as a whole, or USO taken as a whole, as the case may be.

     Section 1.35 Merger.  "Merger" shall mean the merger of the Company with
                  -------
and into USO pursuant to this Agreement.

     Section 1.36 Nasdaq.  "Nasdaq" shall mean the Nasdaq National Market.
                  -------
     Section 1.37 Nondisclosure Agreement.  "Nondisclosure Agreement" shall mean
                  ------------------------
the letter agreement, dated as of January 26, 1994, between USO and the Company.

     Section 1.38 OGCL.  "OGCL" shall mean the Ohio General Corporation Law, as
                  -----
amended.

     Section 1.39 Pension Plans.  "Pension Plans" shall have the meaning set
                  --------------
forth in Section 3.17(b).
         ---------------

     Section 1.40 Permits.  "Permits" shall mean all permits, licenses and
                  --------
authorizations, registrations and approvals used or required in the conduct of the business of the Company as it is now being conducted, including, without limitation, those Permits listed on Exhibit 1.40 attached hereto.
                                    ------------

     Section 1.41 Permitted Liens.  "Permitted Liens" shall mean those liens,
                  ----------------
encumbrances, mortgages, charges, claims, restrictions, pledges, security interests, impositions and other matters affecting the Assets that (i) are specifically listed on Exhibit 1.41 attached hereto, (ii) are identified or
                       ------------
described in the Financial Statements or the notes thereto, (iii) are for taxes or other similar charges or assessments not yet due and payable or, to the extent disclosed in Exhibit 1.41, being contested in good faith or (iv) would
                    -------------
not have a Material Adverse Effect.

     Section 1.42 Real Property.  "Real Property" shall mean the real property
                  --------------
owned or leased by the Company as of the Effective Time, together with the improvements located thereon, including all appurtenant rights, claims and interests, all of such Real Property being listed on Exhibit 1.42 attached
                                                     ------------
hereto.

     Section 1.43 Required Consents.  "Required Consents" shall have the meaning
                  ------------------
set forth in Section 3.5.
             -----------

     Section 1.44 SEC.  "SEC" shall mean the Securities and Exchange Commission.
                  ----

     Section 1.45 Securities Act.  "Securities Act" shall mean the Securities
                  ---------------
Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

     Section 1.46 Shares.  "Shares" shall mean the shares of USO Common Stock
                  -------
being issued to the Stockholders pursuant to this Agreement.

     Section 1.47 Stockholders.  "Stockholders" shall mean collectively, Douglas
                  -------------
E. Braun, Alan Simmons and Joanne Guyton-Simmons, the sole stockholders of the Company.

     Section 1.48 Surviving Corporation.  "Surviving Corporation" shall mean USO
                  ----------------------
as the surviving corporation in the Merger.

     Section 1.49 Total Conversion Price.  "Total Conversion Price" shall mean
                  -----------------------
the total consideration paid by USO to the Stockholders for all of the issued and outstanding Common Stock as determined pursuant to Section 2.3 hereto.
                                                       -----------

     Section 1.50 USO.  "USO" shall mean US Order, Inc., a Delaware corporation.
                  ----

     Section 1.51 USO's Closing Certificate.  "USO's Closing Certificate" shall
                  --------------------------
mean the certificate of USO in the form of Exhibit 1.51.
                                           -------------

     Section 1.52 USO Common Stock.  "USO Common Stock" shall mean all of the
                  -----------------
issued and outstanding shares of common stock of USO, $.001 par value (or stock of any other corporation received in exchange for USO Common Stock in any merger of USO with another corporation).


                                  ARTICLE II

                                  THE MERGER
                                  ----------

     Section 2.1  The Merger.  Upon the terms and subject to the conditions of
                  -----------
this Agreement, and in accordance with the DGCL and the OGCL, the Merger shall be completed at the Effective Time. The Merger shall be completed as soon as practical following the satisfaction or waiver of the conditions set forth in
Article VII hereof. USO shall continue as the Surviving Corporation in the Merger and the separate corporate existence of the Company shall cease.

     Section 2.2  Effective Time; Effects of the Merger.  The Merger shall be
                  --------------------------------------
consummated by filing with (a) the Secretary of State of Delaware a Certificate of Merger in such form as is required by, and executed in accordance with, the relevant provisions of the DGCL, together with such other documents as may be required by the relevant provisions of the DGCL and (b) the Secretary of State of Ohio a Certificate of Merger in such form as is required by, and executed in accordance with, the relevant provisions of the OGCL, together with such other documents as may be required by the relevant provisions of the OGCL. The Merger shall become effective at the Effective Time and shall have the effects set forth in Section 259 of the DGCL and

Section 1701.82 of the OGCL. At the Effective Time, (i) USO, as the Surviving Corporation, shall have the same name, Articles of Incorporation, Bylaws, directors and officers as USO had immediately preceding the Effective Time and
(ii) each of the issued and outstanding shares of Common Stock shall be canceled and converted, without any action on the part of the holders thereof, into the consideration set forth in this Agreement.

     Section 2.3  Conversion of Common Stock.  At the Effective Time, each share
                  ---------------------------
of Common Stock that is issued and outstanding immediately prior to the Effective Time shall, without any action by the holders thereof, be converted into the right to receive (a) $20,000 in cash (the "Cash Payment") and (b) 3,750 shares of USO Common Stock (the "Exchange Ratio"), provided that (i) if the average closing price for the 20 consecutive trading days ending on the fifth trading day before the Closing as listed on Nasdaq (the "Average Closing Price") is less than $8.50, each share of Common Stock shall be converted into the Cash Payment plus the product of (a) $393.38 and (b) $8.50 minus the Average Closing Price (the "Additional Cash Payment"), and the Exchange Ratio shall equal the quotient of (x) $31,875 minus the amount of the Additional Cash Payment and
(y) the Average Closing Price, or (ii) if the Average Closing Price is greater than $12.00, each share of Common Stock shall be converted into the Cash Payment and the Exchange Ratio shall be equal to the quotient of $45,000 and the Average Closing Price.

     Section 2.4  Manner of Exchange.  After the Effective Time, the Stock-
                  -------------------
holders shall surrender to USO the certificate(s) theretofore evidencing all of the issued and outstanding shares of Common Stock, and, immediately upon such surrender, shall be entitled to receive in exchange for each issued and outstanding share of Common Stock (a) the Cash Payment, (b) the Additional Cash Payment, if any, and (c) a certificate or certificates representing the number of full shares of USO Common Stock for which shares of Common Stock theretofore represented by the certificate or certificates so surrendered shall have been converted and exchanged as provided in this Article II.

     Section 2.5  No Fractional Shares.  No certificates or scrip for fractional
                  ---------------------
shares of USO Common Stock shall be issued. In lieu thereof, USO will pay the value of such fractional shares in cash on the basis of the value of one share of USO Common Stock at the Effective Time, which value shall be deemed to be the average closing price for USO Common Stock as listed on the Nasdaq for the 10 consecutive trading days prior to the day of the Effective Time.

     Section 2.6  Closing; Filing of Certificates of Merger.  Upon the terms and
                  ------------------------------------------
subject to the conditions hereof, as soon as practicable after all of the conditions to the obligations of the parties hereunder have been satisfied or waived, the parties shall conduct the Closing for the purpose of confirming the foregoing. As soon as practicable following the Closing, the Company and USO shall in the manner required by the DGCL and the OGCL deliver to and file with
(a) the Secretary of State of Delaware a duly executed Certificate of Merger in accordance with the provisions of the DGCL, and (b) the Secretary of State of Ohio, a duly executed Certificate of Merger in accordance with the provisions of the OGCL, and the parties hereto shall take all such other and further action as may be required by Law to make the Merger effective.

     Section 2.7  Escrow.  Subject to the terms and conditions of this Agree-
                  -------
ment, on the Effective Date USO will deposit the Escrow Fund with the Escrow Agent in accordance with the terms of this Agreement and the escrow agreement, substantially in the form attached as Exhibit 2.7 hereto (the "Escrow
                                      -----------
Agreement").

     Section 2.8  Principal Office.  The principal office of the Surviving
                  -----------------
Corporation in Delaware, the state in which the Surviving Corporation exists, is the Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.

     Section 2.9  Consent to Service of Process.  The Surviving Corporation
                  ------------------------------
consents to be sued and served with process in the State of Ohio, and irrevocably appoints the Secretary of State of the State of Ohio as its agent to accept service of process in any proceeding in such State to enforce against the Surviving Corporation any obligation of any constituent corporation in the Merger or to enforce the rights of a dissenting shareholder of the Company.

     Section 2.10  Qualification as a Foreign Corporation.  It is desired that
                   ---------------------------------------
the Surviving Corporation transact business in the State of Ohio as a foreign corporation from and after the Effective Time. The statutory agent of the Surviving Corporation within the State of Ohio from and after the Effective Time shall be CT Corporation System, whose address is 441 Vine Street, Cincinnati, Ohio 45202, and any process, notice or demand may be served upon such statutory agent or the Secretary of State of the State of Ohio.



                                  ARTICLE III

                        REPRESENTATIONS AND WARRANTIES
                      OF THE COMPANY AND THE STOCKHOLDERS
                      -----------------------------------

     The Company and the Stockholders hereby jointly and severally represent and warrant to USO as follows:

     Section 3.1  Organization.  The Company is a corporation duly incorporated,
                  -------------
validly existing and in good standing under the laws of the State of Ohio and has all corporate power and authority required to own, lease and operate its properties and to carry on its business as it is now being conducted. The Company is duly qualified to do business as a foreign corporation and, with respect to those jurisdictions which recognize the concept of "good standing", is in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except for those jurisdictions where the failure to so qualify would not have a Material Adverse Effect. Exhibit 3.1 attached hereto
                                                   -----------
is a true and complete list of all jurisdictions where the Company is so qualified.

     Section 3.2  Capitalization.  The Common Stock consists of 100 shares and
                  ---------------
represents all of the issued and outstanding capital stock of the Company, has been duly authorized and validly issued and is fully paid and non-assessable, and was not issued in violation of any preemptive or similar right.  Exhibit 3.2 attached hereto describes any
                              -----------
agreements between the Company and any Stockholder, and any agreements between the Stockholders, relating to the Common Stock, true and correct copies of which agreements have been delivered to USO. There are no outstanding or authorized options, warrants, purchase rights, conversion rights, exchange rights, or other contracts or commitments to subscribe for or purchase any shares of Common Stock or securities convertible into or exchangeable for, or which otherwise confer on the holder any right to acquire, any shares of Common Stock, nor is the Company committed to issue any such option, warrant or other right. There are no outstanding stock appreciation, phantom stock, profit participation or similar rights with respect to the Common Stock.

     Section 3.3  No Subsidiaries.  The Company has no subsidiaries,
                  ----------------
partnerships, joint ventures or other similar business associations.

     Section 3.4  Authority Relative to this Agreement.  The execution, delivery
                  -------------------------------------
and performance of this Agreement and of all of the other documents and instruments required hereby by the Company are within the corporate power of the Company. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of the Company and the Stockholders and no other corporate action on the part of the Company and no other stockholder approvals on the part of the Stockholders are necessary to authorize this Agreement or to consummate the transactions contemplated herein. This Agreement and all of the other documents and instruments required to be executed and delivered by the Company hereby have been or will be duly and validly executed and delivered by the Company and constitute or will constitute valid and binding agreements of the Company, enforceable against the Company in accordance with their terms.

     Section 3.5  Consents and Approvals; No Violations.  Except for the filing
                  --------------------------------------
and recordation of a Certificate of Merger as required by the DGCL and a filing and recordation of a Certificate of Merger as required by the OGCL, no Governmental Approval is necessary or required in connection with the execution and delivery of this Agreement by the Company or for the consummation by the Company of the transactions contemplated by this Agreement. Assuming that all Governmental Approvals contemplated by the immediately preceding sentence have been duly made or obtained, and assuming that the required consents under, and termination of, certain agreements specified in Exhibit 3.5 attached hereto (the
                                                -----------
"Required Consents") have been obtained, neither the execution, delivery and performance of this Agreement nor the consummation of the transactions contemplated hereby by the Company will (a) conflict with or result in any breach of any provision of the Articles of Incorporation or Code of Regulations of the Company, (b) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, Contract or other instrument or obligation binding upon the Company, or (c) violate any order, writ, injunction, decree or Law in effect as of the date of this Agreement and applicable to the Company, or any of its properties or assets.

     Section 3.6  No Adverse Change.  Except as set forth in Exhibit 3.6
                  ------------------                          ----------
attached hereto, since June 30, 1996, there has not been: (a) any event or occurrence which has had a Material

Adverse Effect; (b) any loss, damage, condemnation or destruction to any of the properties of the Company materially and adversely affecting the business or properties of the Company (whether covered by insurance or not); (c) any increase, other than in the ordinary course of business, in the rates of pay of any of the employees of the Company; (d) any labor dispute or disturbance, litigation or any event or condition of any character that has had a Material Adverse Effect; (e) any borrowings by the Company other than in the ordinary course of business; (f) any mortgage, pledge, lien or encumbrance made on any of the properties or assets of the Company, except for Permitted Liens; or (g) any sale, transfer or other disposition of assets of the Company other than in the ordinary course of business or as contemplated by this Agreement.

     Section 3.7  No Litigation.  Except as set forth on Exhibit 3.7 attached
                  --------------                         -----------
hereto, there is no litigation, arbitration proceeding, governmental investigation, citation or action of any kind pending or, to the Knowledge of the Company, proposed or threatened (a) against the Company, (b) relating to the business, assets, properties or products of the Company, or (c) that seeks restraint, prohibition, damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby or
(d) relating to the ownership of the Common Stock against the Stockholders.

     Section 3.8  Title to Assets.  At the Effective Time, the Company shall own
                  ----------------
good and marketable title to the Assets (excluding, for purposes of this clause, Assets held under leases, the Intellectual Property, the Contracts and other similar intangible assets), and holds all Assets free and clear of any and all mortgages, liens, encumbrances, charges, claims, restrictions, pledges, security interests or impositions, except the Permitted Liens. At the Effective Time, the Assets shall include all tangible and intangible assets, contracts and rights currently used in the operation of the business of the Company.

     Section 3.9  Condition of Equipment.  The Equipment is in good operating
                  -----------------------
condition and repair, subject to ordinary wear and tear, and is substantially fit for use in accordance with the Company's past practices.

     Section 3.10 Inventory.  Except as set forth on Exhibit 3.10 attached here
                  ----------                         ------------
to, the Inventory is useable or saleable in the ordinary course of business of the Company as heretofore conducted.

     Section 3.11 Books and Records.  The books and records of the Company are
                  ------------------
complete and correct in all material respects and the Company has made available to USO for examination the originals or true and correct copies of all documents material to the businesses of the Company as conducted prior to the Effective Time and all other documents that USO has requested in connection with the transactions contemplated by this Agreement.

     Section 3.12 Contracts.  Exhibit 1.14 attached hereto is a true and
                 -----------  ------------
complete list of all of the Contracts that constitute: (a) a lease of any interest in any real property; (b) a lease of any personal property with
(i) aggregate annual rental payments in excess of $10,000, or (ii) a remaining term in excess of one year (unless such lease is cancelable without penalty on notice of 90 days or less); (c) an agreement to purchase or sell a capital asset for a price in excess of

$10,000; (d) an agreement relating to the borrowing or lending of money; (e) a guaranty, contribution agreement or other agreement that includes any indemnification, contribution or support obligation; (f) an agreement limiting in any respect the Company's ability to compete in any line of business or with any person; and (g) any other agreement involving an amount in excess of $10,000. The Company has delivered to USO true and complete copies of each Contract listed on Exhibit 1.14. The Company has performed each material term,
                   -------------
covenant and condition of each of the Contracts that is to be performed by it at or before the date hereof, except where the failure to perform by the Company would not have a Material Adverse Effect. No event has occurred that would, with the passage of time or compliance with any applicable notice requirements, constitute a default by the Company or, to the Knowledge of the Company, any other party under any of the Contracts, except where such default would not have a Material Adverse Effect and, to the Knowledge of the Company, no party to any of the Contracts intends to cancel, terminate or exercise any option under any of the Contracts.

     Section 3.13 Accounts.  The Accounts all have arisen from bona fide
                  ---------
transactions in the ordinary course of business, and except as set forth on

Exhibit 3.13 attached hereto, there are no offsets or credits that may be
------------
applied against the Accounts. All accounts payable of the Company have arisen from bona fide transactions in the ordinary course of business and are to be paid in accordance with normal trade practice. All accounts receivable of the Company have arisen from bona fide transactions in the ordinary course of business and were, on the Financial Statements, subject to adequate reserves in accordance with and based upon the Company's past practice. To the Knowledge of the Company and except as set forth on Exhibit 3.13 attached hereto, none of
                                       ------------
the accounts receivable are in dispute or subject to any reduction or counterclaim.

     Section 3.14 Intellectual Property.
                  ----------------------

          (a)     Except as set forth on Exhibit 1.29, the Company owns
                                         ------------
exclusively or has the exclusive right to use pursuant to license, sublicense, agreement or permission the Intellectual Property set forth on Exhibit 1.29, and
                                                               -------------
set forth on Exhibit 1.29 is all Intellectual Property necessary for the
             ------------
operation of the businesses of the Company as presently conducted. Each item of Intellectual Property owned or used by the Company immediately prior to the Effective Time will be owned or available for use by them on identical terms and conditions immediately subsequent to the Effective Time. The Company has taken all necessary and desirable action to maintain and protect each item of Intellectual Property set forth on Exhibit 1.29. No owned item of Intellectual
                                   -------------
Property set forth on Exhibit 1.29 has been abandoned.  To the Knowledge of
                      ------------
the Company, each item of Intellectual Property used by the Company pursuant to license or other authorization of a third party is used with the authorization of every other claimant thereto and the execution, delivery and performance of this Agreement by the Company will not impair such use.

          (b) To the Knowledge of the Company, the Company has not interfered with, infringed upon, misappropriated or otherwise come into conflict with any intellectual property rights of any third party and the Company has not received any unresolved charge, complaint, claim, demand or notice alleging any such interference, infringement, misappropriation or violation (including any claim that the Company must license or refrain from using any intellectual property rights of any third party). To the Knowledge of the Company and except as set forth on Exhibit 1.29, no third party has interfered with, infringed
                -------------
upon, misappropriated or otherwise come into conflict with any Intellectual Property rights of the Company.

          (c)     Exhibit 1.29 identifies each patent, trademark, copyright or
                  ------------
other registration that has been issued to the Company with respect to any of its Intellectual Property, identifies each pending application or application for registration that the Company has made with respect to any of its Intellectual Property and identifies each license, agreement or other permission that the Company has granted to any third party with respect to any of its Intellectual Property (together with any exceptions thereto). Except as set forth on Exhibit 1.29, the Company has delivered to USO correct and complete
         -------------
copies of all such patents, registrations, applications, licenses, agreements and permissions (as amended to date) and have made available to USO correct and complete copies of all other written documentation evidencing ownership and prosecution (if applicable) of each such item. Exhibit 1.29 also identifies each
                                               ------------
trade name or unregistered trademark used by the Company in connection with its business. Except as set forth on Exhibit 1.29, with respect to each item of
                                 -------------
Intellectual Property required to be identified therein:

                  (i) the item is not subject to any outstanding injunction, judgment, order, decree, ruling or charge;

                  (ii) no action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand is pending or, to the Knowledge of the Company, is threatened which challenges the legality, validity, enforceability, use or ownership of the item; and

                  (iii) the Company has not licensed or permitted any third party to use any such item.

     Section 3.15 Financial Statements.  The Financial Statements, including the
                  --------------------
notes thereto, copies of which are included in Exhibit 1.25 hereto, are, except
                                               ------------
for the lack of footnote disclosures and the effect of year end adjustments (including physical inventories), accruals and reserves in the case of the Financial Statements at June 30, 1996 and for the six months then ended (the "Interim Financial Statements"), true and correct in all material respects, present fairly the financial position and results of operations of the Company as of their respective dates and the periods then ended, and were prepared in accordance with GAAP. Except as set forth on Exhibit 3.15 attached hereto, as
                                              ------------
of the dates of the Financial Statements, the Company had no material liabilities, fixed or contingent, required by GAAP to be reflected on a balance sheet or in the nots thereto not adequately provided for or disclosed or reflected in such Financial Statements, the notes thereto or the Exhibits hereto.

     Section 3.16  Insurance.  Exhibit 3.16 attached hereto is a description
                   ----------  ------------
of each insurance policy (including policies providing property, casualty, liability and worker's compensation coverage and bond and surety arrangements) currently in effect or under which the Company has any continuing and material rights or obligations to which the Company is a party, a named insured or otherwise the beneficiary of coverage. With respect to each such insurance policy, (a) to the Knowledge of the Company, the policy is legal, valid, binding, enforceable and in full force and effect; (b) to the Knowledge of the Company, the policy will continue to be legal, valid, binding, enforceable and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (c) neither the Company nor, to the Knowledge of the Company, any other party to the policy is in breach or default thereunder (including with respect to the payment of premiums or the giving of notices), and no event has occurred that, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification or acceleration under the policy; and (d) no party to the policy has repudiated any provision thereof. To the Knowledge of the Company, the Company is covered by insurance in scope and amount customary and reasonable for the business in which it is engaged. Exhibit 3.16 describes any self-insurance
                                     ------------
arrangements affecting the Company.

     Section 3.17 Employee Benefit Plans.
                  -----------------------

          (a)     Exhibit 3.17 includes a correct and complete list of, and USO
                  ------------
has been furnished a true and correct copy of, (i) all qualified pension and profit-sharing plans, all deferred compensation, consultant, severance, thrift, option, bonus and group insurance contracts and all other incentive, welfare and employee benefit plans, trust, annuity or other funding agreements, and all other agreements that are presently in effect, or have been approved prior to the date hereof, maintained for the benefit of the employees or former employees of the Company or the dependents or beneficiaries of any employee or former employee of the Company, whether or not subject to ERISA (the "Employee Plans");
(ii) the most recent actuarial and financial reports prepared or required to be prepared with respect to any Employee Plan; and (iii) the most recent annual reports filed with any governmental agency, the most recent favorable determination letter issued by the IRS, and any open requests for rulings or determination letters, that pertain to any such Employee Plan. Exhibit 3.17
                                                               ------------
identifies each Employee Plan that is intended to be qualified under Section 401(a) of the Code and each such plan is qualified.

          (b) Neither the Company nor any employee pension benefit plan (as defined in Section 3(2) of ERISA (a "Pension Plan")) maintained or previously maintained by it, has incurred any material liability to the Pension Benefit Guaranty Corporation ("PBGC") or to the IRS with respect to any Pension Plan. There is not currently pending with the PBGC any filing with respect to any reportable event under Section 4043 of ERISA nor has any reportable event occurred as to which a filing is required and has not been made.

          (c) Full payment has been made (or proper accruals have been established) of all contributions which are required for periods prior to Closing under the terms of each Employee Plan, ERISA, or a collective bargaining agreement, no accumulated funding deficiency (as defined in Section 302 of ERISA or Section 412 of the Code) whether or not waived, exists with respect to any Pension Plan (including any Pension Plan previously maintained by the Company), and there is not "unfunded current liability" (as defined in Section 412 of the Code) with respect to any Pension Plan.

          (d)     No Employee Plan is a "multiemployer plan" (as defined in
Section 3(37) of ERISA).  The Company has not incurred any liability under
Section 4201 of ERISA for a complete or partial withdrawal from a multiemployer plan (as defined in Section 3(37) of ERISA). The Company has not participated in or agreed to participate in, a multiemployer plan (as defined in Section 3(37) of ERISA).

          (e) All "employee benefit plans," as defined in Section 3(3) of ERISA, that are maintained by the Company and all "employee benefit plans," as defined in Section 3(3) of ERISA that were previously maintained by the Company comply and have been administered in compliance in all material respects with ERISA and all other applicable legal requirements, including the terms of such plans, collective bargaining agreements and securities laws. As of the date of the Financial Statements, the Company has no material liability required by GAAP to be reflected on a balance sheet or in the notes thereto under any such plan that is not reflected in the Financial Statements.

          (f) No prohibited transaction has occurred with respect to any Employee Plan that is an "employee benefit plan" (as defined in Section 3(3) of ERISA) maintained by the Company or any "employee benefit plan" as defined in
Section 3(3) of ERISA that was previously maintained by the Company that would result, in material liability under ERISA or in the imposition of a material excise tax under Section 4975 of the Code.

          (g)     Exhibit 3.17 identifies each employee Plan that is an
                  ------------
"employee welfare benefit plan" (as defined in Section 3(1) of ERISA) and which is funded. The funding under each such plan does not exceed the limitations under Section 419A(b) or 419A(c) of the Code. The Company is not subject to taxation on the income of any such plan or any such plan previously maintained by the Company.

          (h) The Company identifies the method of funding (including any individual accounting) for all post-retirement medical or life insurance benefits for the employees of the Company. Exhibit 3.17 also discloses the
                                           ------------
funded status of these Employee Plans.

          (i)     Exhibit 3.17 identifies each corporate owned life insurance
                  ------------
policy insuring the life of any employee or director of the Company, including any key man insurance policy, and indicates for each such policy, the face amount of coverage, cash surrender value, if any, and annual premiums.

          (j) The Company is the only trade or business which is, or has ever been, treated as a single employer for employee benefit purposes under ERISA and the Code.

     Section 3.18 Compliance with Law; Permits.  The conduct of the business of
                  -----------------------------
the Company, the use of its Assets and performance under the Contracts does not violate or conflict, and has not violated or conflicted, with any Law, except where such violation or conflict have not had, and in the future are not reasonably likely to have, a Material Adverse Effect. All Permits have been obtained, are in full force and effect and are being complied with in all material respects. Exhibit 1.40 is a true and complete list of all such
                    ------------
Permits.  The Permits will remain
in full force and effect immediately following the consummation of the transactions contemplated herein.

     Section 3.19 Transactions With Affiliates.  Except as set forth in
                   ----------------------------
Exhibit 3.19 attached hereto, since December 31, 1995, the Company has not, in
------------
the ordinary course of business or otherwise, purchased, leased or otherwise acquired any material property or assets or obtained any material services from, or sold, leased or otherwise disposed of any material property or assets or provided any material services to (except with respect to remuneration for services rendered as a director, officer or employee of the Company in the ordinary course), (i) any employee of the Company, (ii) any Stockholder,
(iii) any person, firm or corporation that directly or indirectly controls, is controlled by or is under common control with the Company, or (iv) any member of the immediate family of any of the persons described in clauses (ii) and (iii) hereof (collectively, an "Affiliate"). Except as set forth in Exhibit 3.19
                                                               ------------
attached hereto, (a) the Contracts do not include any obligation or commitment between the Company and any Affiliate, (b) the Assets do not include any receivable or other obligation or commitment from an Affiliate to the Company and (c) the liabilities reflected on the Financial Statements do not include any obligation or commitment to any Affiliate.

     Section 3.20 Fees and Expenses of Brokers and Others.  Neither the Company
                  ----------------------------------------
nor any Stockholder has had any dealings, negotiations or communications with any investment banking firm, broker or other intermediary (other than legal counsel) in connection with the transactions contemplated by this Agreement, none of them is committed to any liability for any brokers' or finders' fees or any similar fees in connection with the transactions contemplated by this Agreement, and none of them has retained any investment banking firm, broker or other intermediary (other than legal counsel) to act on its behalf in connection with the transactions contemplated by this Agreement. All fees, costs and expenses of the Company incurred in connection with the transactions contemplated herein shall be paid in full by the Company prior to the Effective Time, provided, however, the Stockholders shall be solely liable for the legal expenses of the Company incurred in connection with the transactions contemplated herein in excess of $25,000.

     Section 3.21 Tax Matters.
                  ------------

          (a)    (i)    The Company is not a member of an affiliated group,
     within the meaning of Section 1504(a) of the Code, and the Company has never filed a consolidated federal income tax return with (or been included in a consolidated return of) any affiliated group;

                 (ii)   except as set forth on Exhibit 3.21(a)(ii) attached
                                               -------------------
     hereto, the Company has filed or caused to be filed or (in the case of returns or reports not yet due) will file all tax returns and reports required to have been filed by or for it on or before the Effective Time, and all material information set forth in such returns or reports is or (in the case of such returns or reports not yet due) will be accurate and complete;

               (iii) the Company has paid or made adequate provision or set up an adequate accrual or reserve for or (with respect to returns or reports not yet filed) before the Effective Time will pay or make adequate provision or set up an adequate accrual or reserve for all taxes, additions to tax, penalties and interest owed by the Company for periods covered by those returns or reports;

               (iv) the Company is in compliance with, and its records contain all information and documents (including, without limitation, properly completed IRS Forms W-9) necessary to comply in all material respects with, all information reporting and tax withholding requirements under federal, state, local and foreign laws, rules and regulations, and such records identify with specificity all accounts subject to backup withholding under Section 3406 of the Code;

               (v)      except as set forth on Exhibit 3.21(a)(v) attached
                                               ------------------
     hereto, there are and at the Effective Time will be no unpaid taxes, additions to tax, penalties or interest payable by the Company or by any other person that are or could become a lien on any asset, or otherwise adversely affect the business, properties or financial condition, of the Company;

               (vi) the Company has collected or withheld, or will collect or withhold before the Effective Time, all amounts required to be collected or withheld by it for any taxes, and all such amounts have been, or before the Effective Time will have been, paid to the appropriate governmental agencies or set aside in appropriate accounts for future payment when due;

               (vii)    except as set forth on Exhibit 3.21(a)(vii) attached
                                               --------------------
hereto, the balance sheets contained in the Financial Statements fully and properly reflect, as of their respective dates, the liabilities of the Company for all taxes, additions to tax, penalties and interest;

               (viii) for periods ending after June 30, 1996, the books and records of the Company fully and properly reflect in all material respects its liability for all accrued taxes, additions to tax, penalties and interest;

               (ix) the Company has not granted (nor is it subject to) any waiver of the period of limitations for the assessment of tax for any currently open taxable period, and no unpaid tax deficiency has been asserted against or with respect to the Company by any taxing authority;

               (x) the Company has not made or entered into, and does not hold any asset subject to, a consent filed pursuant to Section 341(f) of the Code and the regulations thereunder or a "safe harbor lease" subject to former Section 168(f)(8) of the Code and the regulations thereunder;

          (xi) the Company is not required to include in income any amount from an adjustment pursuant to Section 481 of the Code or the regulations thereunder; and

         (xii) no Stockholder is a "foreign person" for purposes of Section 1445 of the Code.

           (b)     Exhibit 3.21(b) attached hereto describes all tax elections,
                   ---------------
consents and agreements currently in effect made by or affecting the Company, and lists all types of taxes paid and returns filed by or on behalf of the Company.

     Section 3.22  Environmental Matters.  The Company has not used, stored,
                   ----------------------
treated, transported, manufactured, refined, handled, produced or disposed of any petroleum products or any hazardous or toxic waste, substance or materials ("Hazardous Materials") on, under, at, from or in any way affecting its properties or assets (including, without limitation, any properties or assets now or previously owned or operated by the Company), or otherwise, in any manner which at the time of the action in question violated, or as of the date hereof violates, any Law or that could result in any cost or liability under any Law. The Company has no obligations or liabilities, whether absolute or contingent, accrued or unaccrued, asserted or unasserted, known or unknown, or otherwise, and no pending claims have been made against the Company and no presently outstanding citations or notices have been issued against the Company or have been or are imposed by reason of or based upon any provision of any Laws related to environmental protection or remediation.

     Section 3.23  Labor Matters.
                   --------------

           (a)     With respect to employees of the Company:

                   (i) the Company is and has been in compliance in all material respects with all applicable Laws governing employment and employment practices, terms and conditions of employment and wages and hours, including without limitation any such Laws respecting employment discrimination and occupational safety and health requirements, and the Company has not engaged in any unfair labor practice ;

                  (ii) there is no litigation, arbitration proceeding, governmental investigation, citation or action of any kind pending or, to the Knowledge of the Company, proposed or threatened against the Company relating to employment, employment practices, terms and conditions of employment or wages and hours; and

                 (iii) to the Knowledge of the Company and except as set forth on Exhibit 3.23(a)(iii) attached hereto, no executive, key employee
              --------------------
     or group of employees has any plans to terminate employment with the Company.

          (b) The Company has no collective bargaining relationship or duty to bargain with any labor union or organization, and the Company has not recognized any labor union or organization as the collective bargaining representative of any of its employees.

     Section 3.24  Accuracy of Information.  Neither this Agreement nor any
                   -----------------------
other document provided by the Company to USO in connection with the transactions contemplated herein contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading.


                                  ARTICLE IV

                        REPRESENTATIONS AND WARRANTIES
                                OF STOCKHOLDERS
                                ---------------

     Each Stockholder hereby represents and warrants to USO as follows:

     Section 4.1  Individual Capacity; Enforceability.  Such Stockholder has
                  -----------------------------------
full power, legal right and capacity to enter into this Agreement and to perform such Stockholder's obligations hereunder. This Agreement is, and the other documents and instruments required to be executed by such Stockholder hereby will be, when executed and delivered by the parties hereto, the valid and binding obligations of such Stockholder, enforceable against such Stockholder in accordance with their respective terms.

     Section 4.2  No Violation or Conflict.  The execution, delivery and
                  ------------------------
performance of this Agreement by such Stockholder (a) does not and will not conflict with or violate any Law, judgment, order or decree binding upon such Stockholder or any contract or agreement to which such Stockholder is a party or by which such Stockholder is bound, and (b) will not require the consent or approval of any other party.

     Section 4.3  Title to Shares; Approval of Merger.  Such Stockholder owns of
                  -----------------------------------
record and beneficially good, valid and marketable title to such Stockholder's shares of Common Stock, free and clear of any and all mortgages, liens, encumbrances, charges, claims, restrictions, pledges, security interests or impositions except for those restrictions that are set forth on Exhibit 3.2 that
                                                                -----------
will be terminated and canceled as of the Closing.  Exhibit 4.3 is a true and
                                                    -----------
correct list of the shares of Common Stock owned of record and beneficially by each of the Stockholders immediately prior to the Effective Time and such shares constitute all of the Common Stock.

     Section 4.4  Private Placement.
                  -----------------

          (a) Such Stockholder understands that the Shares have not been registered under the Securities Act, and the Shares are being offered and sold under an exemption from registration provided by the Securities Act and the rules and regulations thereunder in reliance, in good faith, upon the representations and warranties of such Stockholder contained herein.

          (b) Such Stockholder has received, read, carefully considered and fully understands this Agreement and all documents related to USO and its operations requested by and furnished to such Stockholder (such documents are herein collectively referred to as the "Company Information"). Such Stockholder has not been furnished with or solicited by any offering literature, leaflet, public promotional meeting, circular, newspaper or magazine article, radio or television advertisement, or any other form of general advertising.

          (c) Such Stockholder is able (i) to bear the economic risk of an investment in the Shares, (ii) to hold the Shares for an indefinite period of time, and (iii) currently, based on existing conditions, hereafter will be able to afford a complete loss of such investment.

          (d) Such Stockholder understands the business in which USO is engaged and has such knowledge and experience in financial and business matters that such Stockholder is capable of evaluating the merits and risks of an investment in the Shares and of making an informed investment decision with respect thereto. Such Stockholder has obtained sufficient information to evaluate the merits and risks of the investment and to make such a decision.

          (e) In making the decision to invest in the Shares, such Stockholder has relied upon independent investigations made by such Stockholder. Such Stockholder has been given the opportunity to obtain information and to examine this Agreement and the Company Information and to ask questions of, and to receive answers from, USO or any person acting on its behalf concerning the Shares, USO and terms and conditions of this investment, and to obtain any additional information to verify the accuracy of any information previously furnished. All such questions have been answered to such Stockholder's full satisfaction.

          (f) Except as otherwise set forth in this Agreement, such Stockholder confirms that neither USO nor any of its affiliates or agents have made any representations or warranties (oral or written) concerning such Stockholder's investment in the Shares, USO, its business, prospects or anticipated financial results, or other matters.

          (g) The Shares are being purchased solely for such Stockholder's own account, as principal, for investment and not for the interest of any other entity and not with a view to, or in connection with, any resale, distribution, subdivision, or fractionalization of such Shares. Such Stockholder has no agreement or other arrangement with any person to sell, transfer or pledge any part of the Shares subscribed for or any agreement or arrangement which would guarantee him any profit or against any loss with respect to such Shares, and such Stockholder has no plans to enter into any such agreement or arrangement.

          (h)  Such Stockholder understands that:

               (i) Such Stockholder must bear the economic risk of the investment for an indefinite period of time because the Shares cannot be resold unless subsequently registered under the Securities Act or unless an exemption from such registration is available, as established by an opinion of counsel satisfactory to USO.

               (ii) The certificates evidencing the Shares will bear the following legend:

               THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES OR "BLUE SKY" LAWS, AND MAY NOT BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF UNLESS REGISTERED PURSUANT TO THE PROVISIONS OF SUCH ACT AND BLUE SKY LAWS OR AN EXEMPTION THEREFROM IS AVAILABLE AS ESTABLISHED BY A WRITTEN OPINION OF COUNSEL ACCEPTABLE TO US ORDER, INC. THE TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS RESTRICTED BY THE TERMS AND CONDITIONS OF THE AGREEMENT AND PLAN OF MERGER BY AND BETWEEN US ORDER, INC. AND BRAUN, SIMMONS & CO., DATED AS OF SEPTEMBER 30, 1996.

               (iii) No federal or state agency has passed on or made any recommendations or endorsements of the investment in the Shares.

               (iv) Such Stockholder's investment in USO involves certain risks in that, among other factors, (a) successful operation of USO may depend on factors beyond the control of USO, and (b) the Shares may not be transferred, sold or encumbered, except in accordance with the terms of this Agreement and, accordingly, it may not be possible for such Stockholder to liquidate his investment in case of imminent need of funds or any other emergency, if at all.

     Section 4.5  Continuity of Interest.  Such Stockholder acknowledges that,
                  ----------------------
for the Merger to qualify as a tax-free reorganization under Section 368(a) of the Code, such Stockholder's ownership of USO Common Stock received in the Merger must satisfy a continuity-of-interest requirement. In accordance with that requirement and notwithstanding any other provisions hereof, such Stockholder represents and warrants that such Stockholder did not acquire his shares of Common Stock in contemplation of the Merger and that such Stockholder has no plan or intention to sell or otherwise dispose of any Shares such Stockholder receives in the Merger and covenants that, for at least one year following the Effective Time, such Stockholder will not voluntarily sell or otherwise dispose of more than 29% of such Stockholder's Shares that such Stockholder receives in the Merger, including any and all such Shares held in the Escrow Fund. The representation, warranty and covenant contained in the preceding sentence are in addition to (and do not in any way limit) the representations, warranties and covenants set forth in the preceding
Section 4.5.
-----------


                                   ARTICLE V

                     REPRESENTATIONS AND WARRANTIES OF USO
                     -------------------------------------

     USO represents and warrants to the Company as follows:

     Section 5.1  Organization.  USO is a corporation duly organized, validly
                  ------------
existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. USO is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to so qualify would not have a material adverse effect on the business, financial condition or results of operations of USO. Exhibit 5.1
                                                                -----------
attached hereto is a true and complete list of all such jurisdictions for USO.

     Section 5.2  Capitalization.  The authorized capital stock of USO consists
                  --------------
of: (i) Thirty-Five Million (35,000,000) shares of USO Common Stock, of which, as of July 31, 1996, 15,887,407 shares of USO Common Stock were issued and outstanding, and no shares of USO Common Stock were held in treasury, and
(ii) Five Million (5,000,000) shares of Preferred Stock, par value $.001 per share, no shares of which are outstanding. All of the outstanding shares of USO Common Stock have been duly authorized and validly issued, and are fully paid, nonassessable and free of preemptive rights. As of July 31, 1996, approximately 2,519,923 shares of USO Common Stock were reserved for issuance and issuable upon or otherwise deliverable in connection with the exercise of outstanding USO stock options. Pursuant to an agreement dated September 14, 1995, certain parties have the right to require USO to acquire their shares in Home Financial Network, Inc. in exchange for shares of USO Common Stock pursuant to a formula contained in such agreement. Except as set forth above, as of the date hereof, there are no outstanding (i) shares of capital stock or other voting securities of USO, (ii) securities of USO convertible into or exchangeable for shares of capital stock or voting securities of USO, (iii) options or other rights to acquire from USO and, except as described in the SEC Reports, no obligations of USO to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of USO, and
(iv) equity equivalents, interests in the ownership or earnings of USO or other similar rights. As of the date hereof, except as set forth on Exhibit 5.2
                                                               -----------
attached hereto, there are no outstanding obligations of USO or its subsidiaries to repurchase, redeem or otherwise acquire any USO capital stock or stockholder agreements, voting trusts or other agreements or understandings to which USO is a party or by which it is bound relating to the voting or registration of any shares of capital stock of USO.

     Section 5.3  Authority Relative to this Agreement.  The execution, delivery
                  ------------------------------------
and performance of this Agreement and of all of the documents and instruments required hereby by USO are within the corporate power of USO. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of USO, and no other corporate or stockholder proceedings on the part of USO are necessary to authorize this Agreement or to consummate the transactions contemplated herein. This Agreement and all of the other documents and instruments required hereby have been or will be duly and validly executed and delivered by USO and constitute or will constitute valid and binding agreements of USO, enforceable against it in accordance with their terms.

     Section 5.4  Consents and Approvals; No Violations.  Except for the filing
                  -------------------------------------
and recordation of a Certificate of Merger as required by the DGCL and the filing and recordation of a Certificate of Merger as required by the OGCL, no filing or registration with, and no permit, authorization, consent or approval of, any public body or authority is necessary or required in connection with the execution and delivery of this Agreement by USO or for the consummation by USO of the transactions contemplated by this Agreement. Assuming that all filings, registrations, permits, authorizations, consents and approvals contemplated by the immediately preceding sentence have been duly made or obtained, neither the execution, delivery and performance of this Agreement nor the consummation of the transactions contemplated hereby by USO will (a) conflict with or result in any breach of any provision of the Articles of Incorporation or Bylaws of USO,
(b) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, agreement or other instrument or obligation to which USO is a party or by which it or any of its properties or assets may be bound, or (c) violate any order, writ, injunction, decree or Law applicable to USO, any of its subsidiaries or any of their properties or assets.

     Section 5.5  No Litigation.  There is no litigation, arbitration
                  -------------
proceeding, governmental investigation, citation or action of any kind pending or, to the Knowledge of USO, proposed or threatened, (a) against USO,
(b) relating to the business, assets, properties or products of USO, or (c) that seeks restraint, prohibition, damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby.

     Section 5.6  Financial Statements and Reports.  USO has heretofore
                  --------------------------------
delivered prior to the Effective Date to the Company, in the form filed with the Securities and Exchange Commission (the "SEC") (including any amendments thereto but excluding any exhibits), (i) its Annual Report on Form 10-K for the fiscal year ended December 31, 1995, (ii) its Quarterly Report on Form 10-Q for the six months ended June 30, 1996, and (iii) all definitive proxy statements relating to USO's meetings of stockholders (whether annual or special) held since June 1, 1995 (all of the foregoing, collectively, the "SEC Reports"). The SEC Reports when filed complied in all material respects with the requirements of the Securities Act and the Exchange

Act, as the case may be, and the rules and regulations promulgated thereunder. None of such SEC Reports, including, without limitation, any financial statements or schedules included or incorporated by reference therein, contained, when filed, any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited financial statements of USO included in the SEC Reports fairly present, in conformity with generally accepted accounting principles applied on a consistent basis (except as may be indicated in the notes thereto), the financial position of USO as of the dates thereof and its results of operations and changes in financial position for the periods then ended. As of the date hereof, USO is eligible to use Securities Act Form S-3 for the filing of a registration statement under the Securities Act to register the resale of the USO Common Stock to be issued to the Stockholders in the Merger.

     Section 5.7  Compliance with Law; Permits.  The conduct of the business of
                  ----------------------------
USO does not violate or conflict, and has not violated or conflicted, with any Law, except where such violation or conflict have not had, and in the future are not reasonably likely to have, a Material Adverse Effect. All material governmental permits, licenses and authorizations, registrations and approvals necessary or required with respect to the conduct of the business of USO in accordance with its past practice have been obtained, are in full force and effect and are being complied with in all material respects.

     Section 5.8  Fees and Expenses of Brokers and Others.  USO has not had any
                  ---------------------------------------
dealings, negotiations or communications with any investment banking firm, broker or other intermediary in connection with the transactions contemplated in this Agreement, and is not committed to any liability for any brokers' or finders' fees or any similar fees in connection with the Merger and has not retained any investment banking firm, broker or other intermediary to act on its behalf in connection with the transactions contemplated in this Agreement except First Albany Corporation, and USO will pay all fees due to First Albany Corporation in connection with the transactions contemplated in this Agreement.

     Section 5.9  Principal Offices of the Company.  The principal office of the
                  --------------------------------
business of the Company at the Effective Time shall be maintained in its present location in Toledo, Ohio for a period of at least one year after the Effective Time.

     Section 5.10  Expansion.  There is no restriction or agreement binding upon
                   ---------
USO that would adversely affect expansion of the business or product lines of the Company by USO (including logical extensions of future products and related services), except as provided in the sales and service subcontract agreement, dated December 20, 1994, between USO and Visa Interactive, Inc., or the acquisition agreement, as amended, dated July 15, 1994, among Visa International Service Association, USO and WorldCorp, Inc.

     Section 5.11  Business of the Company.  USO has no present plan or
                   -----------------------
intention to discontinue the business of the Company as it is currently being conducted or to dispose of any material assets of the Company, except for dispositions made in the ordinary course of business.

                                   ARTICLE VI

                                   COVENANTS
                                   ---------

     Section 6.1  Conduct of Business of the Company.  Except as otherwise
                  -----------------------------------
contemplated by this Agreement, during the period from the date of this Agreement to the Effective Time, the Company will conduct its operations according to its ordinary and usual course of business and consistent with past practice, and the Company will use its reasonable best efforts to preserve intact its business organizations, to keep available the services of its officers and employees and to maintain existing relationships with licensors, licensees, suppliers, contractors, distributors, customers and others having material business relationships with it. Without limiting the generality of the foregoing, and except as otherwise expressly provided in this Agreement, prior to the Effective Time, the Company will not, without the prior written consent of USO:

          (a)  amend its Articles of Incorporation or Bylaws;

          (b) authorize for issuance or issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any stock of any class or any other securities;

          (c) split, combine or reclassify any shares of its capital stock, declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, or redeem or otherwise acquire any of its securities;

          (d) except in the ordinary course of business (i) incur or assume any long-term debt not currently outstanding, (ii) assume, guarantee, endorse or otherwise become liable or responsible for the obligations of any person,
(iii) make any loans, advances or capital contributions to, or investments in, any other person (other than customary loans or advances to employees in accordance with past practice), (iv) enter into any contract or agreement other than in the ordinary course of business or in connection with the transactions contemplated by this Agreement or (v) authorize any capital expenditure for the Company, other than capital expenditures as to which the Company is contractually committed as of the date hereof;

          (e) adopt or amend (except as may be required by Law or as provided in this Agreement) any compensation, or other employee benefit agreements or other arrangements for the benefit or welfare of any present or former director, officer or employee or increase in any manner the compensation or fringe benefits of any director, officer or employee or pay any benefit not required by any existing plan and arrangement;

          (f) acquire, sell, lease or dispose of any material assets outside the ordinary course of business;

          (g) make any tax election or settle or compromise any material federal, state, local or foreign income tax liability;

          (h) pay, discharge or satisfy any material claims, liabilities or obligations (absolute, accrued or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business of liabilities reflected or reserved against in the Financial Statements or incurred in the ordinary course of business; or

          (i) agree in writing or otherwise to take any of the foregoing actions.

     Section 6.2  No Solicitation. The Company shall not, after the date
                  ---------------
hereof, directly or indirectly, through any Stockholder, director, officer, employee or affiliate of the Company, or any representative of such person or entity, institute, pursue, or continue any discussions, negotiations, or agreements (whether preliminary or definitive) with any person or entity other than USO contemplating or providing for any public or private offering of equity, merger, share exchange, acquisition, purchase or sale of a significant amount of assets or other business combination or change in control of the Company, or other transaction not in the ordinary course of business. The Company, except as may be required by law or a court order, and its directors, officers and advisors shall not furnish any non-public information to any party other than USO with respect to such a proposed transaction. The Company shall promptly notify USO to the extent that it receives any inquiry relating to any such transaction.

     Section 6.3  Access to Information.  Between the date of this Agreement
                  ---------------------
and the Effective Time, the Company will give USO and its authorized representatives reasonable access during normal business hours to all its plants, offices, warehouses and other facilities and to all its books and records, will permit USO to make such inspections as it may reasonably require and will cause its officers to furnish USO with such financial and operating data and other information with respect to the business and properties of the Company as USO may from time to time reasonably request.

     Section 6.4  Best Efforts.  Subject to the terms and conditions herein
                  ------------
provided, each of the parties hereto agrees to use its best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper and advisable under applicable Law, and to obtain the consents of all third parties, necessary to consummate and make effective the transactions contemplated by this Agreement. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party to this Agreement shall take all such necessary action. The Company and USO will execute any additional instruments necessary to consummate the transactions contemplated hereby.

     Section 6.5  Public Announcements.  USO and the Company will consult with
                  --------------------
each other before issuing any press release or otherwise making any public statement with respect to this Agreement and shall not issue any such press release or make any such public statement prior to such consultation or as to which the other party reasonably objects, except as may be required by Law or by obligations pursuant to any listing agreement with any national securities exchange or inter-dealer quotation system.

     Section 6.6  Confidentiality.  Notwithstanding the execution of this
                  ---------------
Agreement, the Nondisclosure Agreement shall remain in full force and effect through the Effective Time, at which time the Nondisclosure Agreement shall terminate and be of no further force and effect. In addition to the provisions of the Nondisclosure Agreement, the parties hereto shall each maintain the confidentiality of all confidential information furnished to it by any other party hereto concerning the business, operations, and financial condition of the party furnishing such information, and shall not use any such information except in furtherance of the Merger. If this Agreement is terminated, each party hereto shall promptly return all documents and copies of, and all workpapers containing, confidential information received from the other party hereto. The obligations of confidentiality under this Section 6.6, shall survive any such
                                          -----------
termination of this Agreement and shall remain in effect, except to the extent that (a) one party shall have directly or indirectly acquired the assets and business of the other party; (b) as to any particular confidential information with respect to one party, such information (i) shall become generally available to the public other than as a result of an unauthorized disclosure by the other party or (ii) was available to the other party on a nonconfidential basis prior to its disclosure by the first party; or (c) disclosure by any party is required by subpoena or order of a court of competent jurisdiction or by order of a regulatory authority of competent jurisdiction.

     Section 6.7  Tax-Free Reorganization.  USO, the Company, and the
                  -----------------------
Stockholders each undertakes and agrees (i) to use its best efforts to cause the Merger to qualify as a tax-free reorganization within the meaning of Section 368(a) of the Code (a "Tax Free Reorganization") and (ii) to not take any action which would cause, or omit to take any action the omission of which would cause, the Merger not to qualify as a Tax Free Reorganization.

     Section 6.8  Filing of Public Reports.  During the three-year period
                  ------------------------
following the Merger, USO agrees that it will use its best efforts to comply with the current public information requirements of Rule 144(c) promulgated under the Securities Act so as to permit the resale of the Shares by the Stockholders pursuant to Rule 145 promulgated under the Securities Act.

     Section 6.9  Compliance with Blue Sky Laws.  To the extent required by
                  -----------------------------
applicable state securities or "Blue Sky" laws, USO shall file with applicable state securities or "Blue Sky" administrators, and cause to become effective, all registration statements or filings required to be so filed in connection with the registration of the Shares to be exchanged in connection with the Merger with such administrators.

     Section 6.10  Listing of USO Common Stock.  Within 60 business days after
                   ---------------------------
the Merger, USO shall list with Nasdaq as necessary or required, subject to notice of issuance, the Shares to be issued in connection with the Merger to the Stockholders so that the Shares, subject to compliance with the Securities Act, can be sold by the Stockholders on the Nasdaq.

     Section 6.11  Stockholder Guarantees and Loans.  US Order will use its best
                   --------------------------------
efforts to have the Stockholders released from any guarantees in connection with the term loan and revolving credit facility between the Company and Key Bank National Association. USO will pay the outstanding balance of all loans made by Stockholders to the Company up to a maximum aggregate amount of $31,000 within 15 days of the Closing Date.


                                  ARTICLE VII

              CONDITIONS PRECEDENT TO CONSUMMATION OF THE MERGER
              --------------------------------------------------

     Section 7.1  Conditions Precedent to Obligations of USO.  The obligations
                  ------------------------------------------
of USO to consummate the Merger are subject to the satisfaction or waiver at or prior to the Effective Time of the following conditions precedent:

          (a) the representations and warranties of the Company and the Stockholders contained in Articles III and IV shall be true and correct in all material respects when made and at and as of the Effective Time with the same force and effect as if those representations and warranties had been made at and as of such time (with such exceptions, if any, necessary to give effect to events or transactions expressly permitted herein);

          (b) the Company shall, in all material respects, have performed all obligations and complied with all covenants necessary to be performed or complied with by it on or before the Effective Time;

          (c) the Company shall have obtained all required Governmental Approvals and Required Consents;

          (d) USO shall have received the Company's Closing Certificate, in the form of Exhibit 1.13 attached hereto;
            ------------

          (e) all proceedings, corporate or other, to be taken by the Company in connection with the transactions contemplated by this Agreement, and all documents incident thereto, shall be reasonably satisfactory in form and substance to USO and USO's counsel, and the Company and the Stockholders shall have made available to USO for examination the originals or true and correct copies of all documents that USO may reasonably request in connection with the transactions contemplated by this Agreement;

          (f) USO shall have received, in form and substance satisfactory to USO, an opinion of Hunton & Williams to the effect that, for federal income tax purposes, the Merger should constitute a "reorganization" as defined in Section 368(a)(1)(A) of the Code, and no taxable gain should be recognized by USO or the Company upon consummation of the Merger;

          (g) USO shall have received the Employment and Non-Competition Agreement and an IRS Form W-9 executed by Douglas E. Braun; and

          (h) each of the Stockholders shall have delivered the Escrow Agreement executed by the Escrow Agent.

     Section 7.2  Conditions Precedent to Obligations of the Company.  The
                  --------------------------------------------------
obligation of the Company to consummate the Merger is subject to the satisfaction or waiver at or prior to the Effective Time of the following conditions precedent:

          (a) the representations and warranties of USO contained in Article V shall be true and correct in all material respects when made and at and as of the Effective Time with the same force and effect as if those representations and warranties had been made at and as of such time (with such exceptions, if any, necessary to give effect to events or transactions expressly permitted herein);

          (b) USO shall, in all material respects, have performed all obligations and complied with all covenants necessary to be performed or complied with by it on or before the Effective Time;

          (c) the Company shall have received USO's Closing Certificate, in the form of Exhibit 1.51 attached hereto;
        ------------

          (d) all proceedings, corporate or other, to be taken by USO in connection with the transactions contemplated by this Agreement, and all documents incident thereto, shall be reasonably satisfactory in form and substance to the Company and the Company's counsel, and USO shall have made available to the Company for examination the originals or true and correct copies of all documents that the Company may reasonably request in connection with the transactions contemplated by this Agreement;

          (e) Douglas E. Braun shall have received the Employment Agreement and Non-Competition Agreement executed by USO; and

          (f) USO shall have delivered the Escrow Agreement executed by the Escrow Agent.

     Section 7.3  Stock Options.  Douglas E. Braun and certain other key
                  -------------
employees of the Company who become employees of USO shall become eligible to participate in the USO stock option plan. Douglas E. Braun's initial option grant shall be a nonqualified stock option for 25,000 shares of USO Common Stock, with vesting and termination provisions consistent with those for other vice presidents of USO participating in the USO incentive plan. The amount of options granted in the future shall be commensurate with option grants for USO executives in equivalent or similar positions with similar performance evaluations as determined by the Compensation Committee of the board of directors of USO.

     Section 7.4  Registration Rights.  With respect to the Shares being issued
                  --------------------
and sold pursuant to this Agreement, the Company has granted the Stockholders the registration rights set forth in Exhibit 7.4 attached hereto.
                                     -----------


                                 ARTICLE VIII

                        TERMINATION; AMENDMENT; WAIVER
                        ------------------------------

     Section 8.1 Termination.  This Agreement may be terminated and the
                 ------------
transactions contemplated herein may be abandoned at any time notwithstanding approval thereof by the Stockholders, but prior to the Effective Time:

             (a)    by mutual written consent of USO and the Company;

             (b) by USO at any time after USO becomes aware that the Company or any Stockholder has breached any representation, warranty or covenant contained in this Agreement in any material respect, if USO has notified the Company and the Stockholders of the breach and the breach has continued without cure for a period of 30 days after the notice of breach;

             (c) by the Company at any time after the Company becomes aware that USO has breached any representation, warranty or covenant contained in this Agreement in any material respect, if the Company has notified USO of the breach and the breach has continued without cure for a period of 30 days after the notice of breach; or

             (d) by USO or the Company, if the Effective Time shall not have occurred on or before December 31, 1996 (provided that the right to terminate this Agreement under this Section 8.1(d) shall not be available to any party
                          --------------
whose failure to fulfill any obligation under this Agreement has been the cause of or has resulted in the failure of the Effective Time to occur on or before such date).

     Section 8.2  Effect of Termination.  If this Agreement is terminated
                  ----------------------
pursuant to Section 8.1 hereof and the Merger is not consummated, this Agreement
            -----------
shall forthwith become void and have no effect, without any liability on the part of any party or its directors, officers or stockholders; provided, however, that nothing contained in this Section 8.2 shall relieve any party from
                               -----------
liability for any breach of this Agreement.

     Section 8.3  Amendment.  This Agreement may be amended by action taken by
                  ----------
USO, the Company and the Stockholders at any time. No amendment to this Agreement shall be made except by an instrument in writing signed on behalf of all of the parties.

     Section 8.4  Extension; Waiver.  At any time prior to the Effective Time,
                  ------------------
the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document, certificate or writing delivered pursuant hereto, or (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of any party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.


                                  ARTICLE IX

                                INDEMNIFICATION
                                ---------------

     Section 9.1  Indemnification.
                  ----------------

          (a) Each of the Stockholders hereby severally and jointly indemnifies and holds USO, its successors and assigns, and, from and after the Effective Time, the Company (collectively, the "USO Indemnified Parties") harmless from and against, and agrees to defend promptly each of the USO Indemnified Parties for, any and all losses, damages, costs, expenses, liabilities, obligations and claims of any kind, including, without limitation, attorneys' fees and other legal costs and expenses (hereinafter referred to collectively as "Losses"), that any of the USO Indemnified Parties may at any time suffer or incur, or become subject to, as a result of or in connection with: (i) any breach or inaccuracy of any of the representations and warranties made by the Company and the Stockholders in or pursuant to this Agreement; or
(ii) any failure of the Company or any of the Stockholders to carry out, perform, satisfy and discharge any of their covenants, agreements, undertakings, liabilities or obligations under this Agreement or under any of the documents and instruments delivered by the Company or any of the Stockholders pursuant to this Agreement, provided, that the Stockholders shall not be required to indemnify and hold the USO Indemnified Parties harmless pursuant to this Section
                                                                         -------
9.1 unless such right is asserted in connection with a bona fide claim hereunder
---
(whether or not the Losses have actually been incurred) by written notice to the Stockholders and the Escrow Agent within 15 months of the Effective Time describing with specificity the facts giving rise to the asserted right (unless such right is asserted pursuant to the representations, warranties or covenants made by the Company or any of the Stockholders in (i) Sections 4.3 or 4.4 , in
                                                      ------------    ---
which event there shall be no time limitation on when such right is asserted or (ii) Sections 3.21 or 4.5, in which event such right must be asserted prior
        -------------    ---
to the expiration of the applicable statute of limitations or periods for the assessment of taxes (taking into account any extension or waiver of any statute of limitations); and provided further, that the Stockholders shall not be required to indemnify the USO Indemnified Parties pursuant to this Section 9.1
                                                                   -----------
unless and until the amount of all Losses for which indemnification is sought first exceeds $25,000, after which event the USO Indemnified Parties may seek indemnification for all such Losses relating back to the first dollar and all additional Losses up to $500,000 (except for any Losses incurred by the USO Indemnified Parties as a result of the breach of the representations, warranties or covenants made by the Company or any of the Stockholders in Sections 3.21,
                                                               --------------
4.3, 4.4 or 4.5, which Losses shall be payable without regard to the $500,000
---  ---    ---
limitation).  Any indemnity amount paid pursuant to this Section 9.1 (including
                                                         -----------
amounts payable as a result of the breach of the representations, warranties or covenants made by the Company or any of the Stockholders in Sections 3.21,
                                                               -------------
4.3, 4.4 or 4.5) shall be payable first from the Escrow Fund.
---  ---    ---

          (b) USO hereby indemnifies and holds the Stockholders and their successors, (collectively, the "Braun Simmons Indemnified Parties" and, together with the USO Indemnified Parties, the "Indemnified Parties") harmless from and against, and agrees to defend promptly each of the Braun Simmons Indemnified Parties for, any and all Losses, that any of the Braun Simmons Indemnified Parties may at any time suffer or incur, or become subject to, as a result of or in connection with: (i) any breach or inaccuracy of any of the representations and warranties made by USO in or pursuant to this Agreement; or (ii) any failure of USO to carry out, perform, satisfy and discharge any of its covenants, agreements, undertakings, liabilities or obligations under this Agreement or under any of the documents and instruments delivered by USO pursuant to this Agreement, provided, that USO shall not be required to indemnify and hold the Braun Simmons Indemnified Parties harmless pursuant to this Section 9.1 unless such right is asserted in connection with a bona fide
     -----------
claim hereunder (whether or not the Losses have actually been incurred) by written notice to USO within 18 months of the Effective Time describing with specificity the facts giving rise to the asserted right; and provided further, that USO shall not be required to indemnify the Braun Simmons Indemnified Parties pursuant to this Section 9.1 unless and until the amount of all
                         -----------
Losses for which indemnification is sought first exceeds $25,000, after which event the Braun Simmons Indemnified Parties may seek indemnification for all such Losses relating back to the first dollar and all additional Losses up to $500,000.

          (c) In the event a claim against any of the Indemnified Parties arises that is covered by the indemnity provisions of Section 9.1(a) or 9.1(b)
                                                      --------------    ------
of this Agreement, notice shall be given promptly by such Indemnified Party to the indemnifying parties. In the event that the indemnifying parties admit in writing to the party seeking indemnification that such claim is covered by the indemnity provisions of Section 9.1(a) or 9.1(b) hereof, as the case may be, the
                        --------------    ------
indemnifying parties shall have the right to contest and defend by all appropriate legal proceedings such claim and to control all settlements (unless the party seeking indemnification agrees to assume the cost of settlement and to forego fully such indemnity) and to select lead counsel to defend any and all such claims at the sole cost and expense of the indemnifying parties; provided, however, that the indemnifying parties may not effect any settlement that could result in any cost, expense or liability to any Indemnified Party unless such party consents in writing to such settlement and the indemnifying parties agree to indemnify such party therefore. The party seeking indemnification may select counsel to participate in any defense, in which event such counsel shall be at the sole cost and expense of such party. In the event that the indemnifying parties do not admit in writing to the party seeking indemnification that such claim is covered by the indemnity provisions of Section 9.1(a) or 9.1(b)
                                                --------------    ------
hereof, as the case may be, then the party seeking indemnification and the indemnifying parties shall cooperate in good faith jointly to contest, defend and settle such claim. In connection with all such claims, actions or proceedings, the parties shall cooperate with each other and provide each other with access to relevant books and records in their possession.

          (d) The amount of any tax indemnification otherwise payable by the Stockholders under this Agreement shall be reduced or increased (as appropriate) by the amount or, in the case of a tax benefit or cost to be realized subsequently, the then-present value of any federal or state income tax benefit or cost to USO resulting from (i) any adjustment to or change in any tax item relating to the Company for any taxable period ending before or including the

Effective Time or (ii) the accrual or receipt of such indemnification payment. Such present value shall be based on a discount rate of 5% per annum. The amounts for which any indemnifying party shall be liable to an Indemnified Party under this Section 9 shall be net of any insurance proceeds and any
           ---------
reimbursements from third parties received by such Indemnified Party in connection with the facts giving rise to the right of indemnification.

     Section 9.2  Survival of Representations, Warranties and Covenants.  The
                  ------------------------------------------------------
representations and warranties made herein by the Company, the Stockholders and USO shall survive the Closing.


                                   ARTICLE X

                                 MISCELLANEOUS
                                 -------------

     Section 10.1  Entire Agreement; Assignment.  This Agreement (a)
                   -----------------------------
constitutes the entire agreement among the parties with respect to the subject matter hereof, and supersedes all other prior agreements and understandings, both written and oral, between the parties or any of them with respect to the subject matter hereof, and (b) shall not be assigned by operation of law or otherwise without the express written consent of the other parties hereto.

     Section 10.2  Notices.  All notices, requests, claims, demands and other
                   --------
communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by cable, telecopy, telegram or telex, or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties as follows:

           if to USO:

                US Order, Inc.
                13100 Worldgate Drive
                Suite 600
                Herndon, Virginia  22170
                Attention:  Albert N. Wergley, Esq.
                            Vice President, General Counsel and Secretary
                Telecopy No.:  (703) 834-8304

           with a copy to:

                Hunton & Williams
                Riverfront Plaza, East Tower
                951 E. Byrd Street
                Richmond, Virginia  23219
                Attention:  David M. Carter, Esq.
                Telecopy No.:  (804) 788-8218
           if to the Company or the Stockholders:

                Braun, Simmons & Co.
                1946 13th Street
                Suite 382
                Toledo, Ohio  43627
                Attention:     Douglas E. Braun
                               President
                Telecopy No.:  (419) 244-1010

           with a copy to:

                Shumaker, Loop & Kendrick
                North Courthouse Square
                1000 Jackson
                Toledo, Ohio  43624-1573
                Attention:     James F. White, Jr.
                Telecopy No.:  (419) 241-6894


or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

     Section10.3  Governing Law.  This Agreement shall be governed by and
                  --------------
construed in accordance with the laws of the State of Delaware regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

     Section 10.4  Descriptive Headings.  The descriptive headings herein are
                   ---------------------
inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

     Section 10.5  Parties in Interest.  This Agreement shall be binding upon
                   --------------------
and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

     Section 10.6  Counterparts.  This Agreement may be executed in two or more
                   -------------
counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

     Section 10.7  Specific Performance.  The parties hereto agree that
                   ---------------------
irreparable damage would occur in the event any of the provisions of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

     Section 10.8  Fees and Expenses; Set-Off Rights.  Except as otherwise
                   ----------------------------------
provided in this Agreement, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, whether or not the Merger is consummated.

     Section 10.9  Severability.  If any term or other provision of this
                   -------------
Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effectuate the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.


                                  ARTICLE XI

                         AGREEMENT AMONG STOCKHOLDERS
                         ----------------------------


     Section 11.1  Mutual Release Among Stockholders.  From and after the
                   ----------------------------------
Effective Time, the Stockholders agree to fully, finally and forever release and discharge one another of and from each, every, any and all obligations, liabilities, claims, demands, actions or causes of action, whether at law or in equity, and whether accrued, contingent, fixed or otherwise, which they, or any of them, have, or may hereafter attempt to assert, whether presently known to them, or any of them, or not, of any kind, character or description whatsoever, arising out of, related to or in any manner connected with, either directly or indirectly, their purchase and/or ownership of shares of the Common Stock (including, but not limited to, the termination and cancellation of the Buy-Sell Agreement, dated as of May 24, 1990, among the Stockholders, Lynne Braun and the Company), their acting as an employee, officer, director, consultant and/or other representative of the Company, and their negotiation of the terms and conditions of this Agreement and the execution of this Agreement and any and all documents executed in connection with this Agreement. Notwithstanding anything contained in this Section to the contrary, the provisions of this Section shall in no way be interpreted to release USO, the Company or the Stockholders from any of their liabilities or obligations arising out of, related to in any manner connected with this Agreement and the other documents executed in connection with this Agreement. The provisions of this Section shall be binding upon and shall inure to the benefit of the respective heirs, executives, administrators, representatives, fiduciaries, assigns and successors in interest (whether by operation of law or otherwise) of the Stockholders.

     Section 11.2  Contribution.  If less than all Stockholders discharge Losses
                   -------------
to any USO Indemnified Party pursuant to Section 9 hereof, such Stockholders shall have the right to contribution against each of the other Stockholders in proportion to the amount of Common Stock owned by each of the other Stockholders as set forth on Exhibit 3.2 attached hereto. The Stockholders who have
                -----------
discharged the Losses, as among themselves, shall bear the loss according to the proportion of Common Stock held by each.

     IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed as of the day and year first above written.


                                 US ORDER, INC.



                                 By:
                                       -------------------------------------
                                       John C. Backus, Jr.
                                       President and Chief Operating Officer



                                 BRAUN, SIMMONS & CO.



                                 By:
                                       --------------------------------------
                                       Douglas E. Braun
                                       President



                                 THE STOCKHOLDERS



                                       ---------------------------------------
                                       Douglas E. Braun



                                       ---------------------------------------
                                       Alan Simmons



                                       ---------------------------------------
                                       Joanne Guyton-Simmons